SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 26, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	On August 26, 2004, the Registrant announced the election of one additional Class III member of the Registrant’s Board of Directors. Dr. Gerald P. Krueger has accepted his nomination to the Board of Directors of the Registrant. Dr. Krueger, (Colonel, US Army, Retired), is the former military commander and technical director of the U.S. Army Research Institute of Environmental Medicine, at Natick, MA. He has 38 years experience in conducting and directing multidisciplinary research and application efforts, and he enjoys an international reputation in occupational, environmental, and preventive medicine research. Dr. Krueger serves as a consultant on the design of military equipment systems and is a widely recognized authority on sustained performance during sleep deprivation and fatigue during extended operations. Since June, 1999, Dr. Krueger has served as Principal Scientist for the Wexford Group International, Vienna, VA, a consulting firm for various federal government research and regulatory agencies, including the Department of Defense, the Defense Information Systems Agency, and the US Army Medical Research and Materiel Command. Dr. Krueger is a 1977 graduate of the Johns Hopkins University, the U.S. Army War College, and the U.S. Army Command and General Staff College. The Registrant has no prior business relationships with Dr. Krueger. Dr. Krueger will serve on the Registrant’s Compensation Committee.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	Press release, dated August 26, 2004, announcing the appointment of Dr. Gerald P. Krueger to the Registrant’s Board of Directors.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: August 26, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated August 26, 2004, announcing the appointment of Gerald P. Krueger to the Registrant’s Board of Directors.

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